Exhibit 23.1

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW

   SOUTH BAY OFFICE
    MAILING ADDRESS                                            KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902

TELEPHONE: 619.475.7882                                     ADDITIONAL SAN DIEGO
FACSIMILE: 619.789.6262                                            OFFICES


                                  March 5, 2008

Edward F. Myers III
Ads in Motion, Inc.
4139 Corral Canyon
Bonita CA 91902

Re: My Legal Opinion Pursuant to SEC Form S-1
    Registration Statement for Ads in Motion, Inc.

Dear Mr. Myers:

I hereby consent to the reference to my name in the Registration Statement under the caption "Experts" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                              Regards,

                                              BATCHER ZARCONE & BAKER, LLP


                                              /s/ Karen Batcher
                                              -----------------------------
                                              Karen A. Batcher, Esq.



                                 MAILING ADDRESS
              4252 BONITA ROAD, #151 * BONITA , CALIFORNIA * 91902